UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Settlement Agreement Relating To Teach Me to Trade Class Action Litigation

On March 17, 2011, the Company and its subsidiaries, Tigrent Enterprises Inc., f/k/a EduTrades, Inc., and Tigrent Learning Inc., f/k/a Wealth Intelligence Academy, Inc. (collectively, the “Tigrent Entities”), entered into a Settlement Agreement which, subject to final court approval, will settle all claims brought against the Tigrent Entities arising in the litigation case pending in the United States District Court for the Southern District of Florida (the “Court”), captioned Eric Springer and Maurice J. Seghers, Jr., on behalf of themselves and all others similarly situated vs. Tigrent Inc., Wealth Intelligence Academy, Inc., et al. (originally filed in 2009).  In connection with the settlement, the Tigrent Entities did not admit any liability in the case.  Details regarding the history of this litigation matter may be found in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission subsequent to the initiation of the case.

Pursuant to the terms of the Settlement Agreement, the named plaintiffs and any other class member who does not opt out of the settlement (collectively, the “Settlement Class”), have agreed to grant a full general release of all claims they had or could have brought against the Tigrent Entities in the litigation,  In exchange, the Tigrent Entities agreed to make three of its investment seminars available to the Settlement Class, free of charge, by placing the seminars on a website to which members of the Settlement Class will have access for a period of ninety (90) days after court approval of the settlement.  In addition, the Tigrent Entities agreed to reimburse the Settlement Class for their attorneys’ fees, taxable costs, and incentive awards for the putative class representative in an amount to be awarded by the Court, but in no event more than $110,000.

The Settlement Agreement, including the terms set forth therein, is subject to approval by the Court.  In addition, the Tigrent Entities have the option to withdraw from the Settlement Agreement if the number of potential class members who opt out of the settlement represent potential damages in excess of an agreed upon percentage of the aggregate amount of potential damages to all potential class members (the “Exclusion Limit”).  Potential damages are measured as the dollar amount paid by the potential class members for the seminars, products, or services that are the subject of the dispute.  If the Court does not approve the Settlement Agreement, including the terms set forth therein, or the Tigrent Entities elect to terminate the Settlement Agreement because the number of potential class members that opt out of the settlement exceeds the Exclusion Limit, then the settlement and the Settlement Agreement will be terminated and deemed null and void.

Current Summary Report on Material Litigation Involving Tigrent Inc. and Subsidiaries.

Tigrent Inc. (the “Company”) provides the information contained in the attached Exhibit 99.01 with respect to material litigation or governmental investigations in which the Company or any of its subsidiaries were involved in 2010 as of March 17, 2011. Details regarding the history of these matters may be found in the Company’s periodic reports on Form 10-Q and Form 10-K  and Current Reports on Form 8-K filed with the Securities and Exchange Commission subsequent to the initiation of the matters.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.01	Current Summary Report on Material Litigation Involving Tigrent Inc. and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2011	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Current Summary Report on Material Litigation Involving Tigrent Inc. and Subsidiaries